UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Advisory Agreement

On March 20, 2013, the Board of Directors (the “Board”) of CNL Healthcare Properties, Inc. (“we,” “us,” “our,” the “Company”) approved the Second Amendment to the Advisory Agreement dated March 20, 2013 (the “Advisory Agreement”) among, the Company, CHP Partners, LP, the Company’s operating partnership (the “Operating Partnership”) and CNL Healthcare Corp., the Company’s advisor (the “Advisor”).

Pursuant to the Advisory Agreement, the Board has delegated to the Advisor the authority to make partial conveyances of real estate associated with any of the Company’s real property to third parties for a purchase price equal to or less than $1 million without the prior approval of the Board.

The Advisory Agreement also provides that fees to the Advisor shall be calculated on a monthly average of the Company’s daily asset value in any given month, rather than at the end of the month.

The Advisory Agreement also adds a non-solicitation provision pursuant to which during the term of the Advisory Agreement and for one year following its termination, neither the Company nor the Operating Partnership shall, without the Advisor’s prior written consent, directly or indirectly, (a) solicit or encourage any person to leave the employment or other service of the Advisor, or (b) hire, on behalf of the Company, the Operating Partnership or any other person or entity, any person who has left the employment within the one-year period following the termination of that person’s employment with respect to the Advisor. From March 20, 2013 through one year following the termination of the Advisory Agreement, neither the Company nor the Operating Partnership will intentionally interfere with the relationship of the Advisor or endeavor to entice away from the Advisor any person who was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor during the term of the Advisory Agreement or during the preceding one-year period.

Expense Support and Restricted Stock Agreement

On March 20, 2013, the Board approved an Expense Support and Restricted Stock Agreement (the “Expense Support Agreement”) between the Company and the Advisor. Pursuant to the Expense Support Agreement, the Advisor has agreed to accept payment for services rendered for asset management fees, property management fees and specified expenses owed by the Company to the Advisor under the Advisory Agreement in the form of forfeitable restricted common stock of the Company (the “Restricted Stock”) in lieu of cash. The amount of such expense support will be to the positive excess of (a) aggregate stockholder cash distributions declared in the applicable quarter over (b) the Company’s aggregate modified funds from operations (“MFFO”) for such quarter determined each calendar quarter on a non-cumulative basis (the “Expense Support Amount”). MFFO shall have the same meaning as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The number of shares of Restricted Stock granted by the Company to the Advisor in lieu of the payment of fees in cash will be determined by dividing the Expense Support Amount for the preceding quarter by the then-current public offering per share of the Common Stock. The term of the Expense Support Agreement shall run from April 1, 2013 until December 31, 2013, subject to the right of the Advisor to terminate the Expense Support Agreement on 30 days’ prior written notice to the Company.

The Restricted Stock will vest immediately prior to or upon the occurrence of a liquidity event (as defined in the Company’s prospectus and charter) that results in the Company’s stockholders receiving or having received a certain level of distributions and return on investment (the “Vesting Threshold”).

In the event the Advisory Agreement is terminated without cause by the Company between April 1, 2013 and the occurrence of a liquidity event (the “Restricted Period”), the Restricted Stock will vest upon termination of the Advisory Agreement (the “Termination Date”) if the most recently reported estimated net asset value (“NAV”) per share of the Company’s common stock plus total distributions received by stockholders prior to the Termination Date equals or exceeds the Vesting Threshold. The Restricted Stock shall be immediately and permanently forfeited if: (i) the Board of Directors has not conducted an evaluation of the Company’s NAV as of the Termination Date, (ii) the Vesting Threshold is not met as of the Termination Date, (iii) the Company terminates the Advisory Agreement with cause; or (iv) the Advisor terminates the Advisory Agreement during the Restricted Period.

Service Agreement

On March 20, 2013, the Board approved an amendment to the Service Agreement between the Company and CNL Capital Markets Corp. (“CCM”), as amended January 1, 2012 (the “Service Agreement”) pursuant to which the Service Agreement, unless terminated, will renew for consecutive one year periods (each such renewal, a “Renewal Term”). The initial term of the Service Agreement was from June 8, 2011 until December 31, 2011, and the current Renewal Term expires December 31, 2013.

The Service Agreement may be terminated by either party giving the other party at least 120 days’ advance written notice of its intent to terminate or immediately upon written notice by the Company if CCM fails to perform material services under the Service Agreement which may result in a material adverse effect on the Company’s business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangement of Certain Officers

On March 20, 2013, the Board voted to reduce the number of directors that shall constitute the whole Board from six (6) to five (5) members effective June 27, 2013. It was determined that Dr. Bruce Douglas, an independent director and a member of the Board, will not stand for re-election effective June 27, 2013, the date of the annual shareholders meeting. Dr. Douglas has served as an independent director of the Company since October 2010. Dr. Douglas will continue to serve as an independent director of CNL Lifestyle Properties, Inc., a public, non-traded REIT and an affiliate of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amended and Restated Advisory Agreement by and among CNL Healthcare Properties, Inc., CHP Partners, LP and CNL Healthcare Corp. dated March 20, 2013.

10.2	Expense Support and Conditional Reimbursement Agreement by and between CNL Healthcare Properties, Inc. and CNL Healthcare Corp. dated March 20, 2013.

10.3	Second Addendum to Service Agreement by and between CNL Capital Markets Corp. and CNL Healthcare Properties, Inc. dated March 20, 2013.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcaretrust.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013		CNL HEALTHCARE TRUST, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer